Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Exhibit 10.21

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

issued to

SLIDE INSURANCE COMPANY

Tampa, Florida

SLIDE SPECIALTY INSURANCE COMPANY

Ridgeway, South Carolina

including any and/or all companies that are or may hereafter become affiliated therewith

1 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page

	Preamble	4
1	Business Covered	5
2	Retention and Limit	5
3	Term	6
4	Special Termination	6
5	Run-Off Reinsurers	8
6	Territory	10
7	Exclusions	10
8	Special Acceptance	11
9	Premium	12
10	Definitions	12
11	Extra Contractual Obligations/Excess of Policy Limits	14
12	Net Retained Liability	15
13	Other Reinsurance	15
14	Original Conditions	15
15	No Third Party Rights	16
16	Notice of Loss and Loss Settlements	16
17	Offset	16
18	Currency	16
19	Taxes	17
20	Access to Records	17
21	Confidentiality	18
22	Indemnification and Errors and Omissions	19
23	Insolvency	20
24	Arbitration	21
25	Service of Suit	22
26	Sanction Limitation and Exclusion Clause	23
27	Governing Law	23
28	Entire Agreement	23
29	Non-Waiver	23
30	Mode of Execution	24
31	Limited Recourse and Bermuda Regulations	24
32	Obligations and Collateral Release	25
	Company Signing Block	29

2 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

3 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

(the “Contract”)

of

SLIDE INSURANCE COMPANY

Tampa, Florida

SLIDE SPECIALTY INSURANCE COMPANY

Ridgeway, South Carolina

including any and/or all companies that are or may hereafter become affiliated therewith

(collectively, the “Company”)

and

WHITE ROCK INSURANCE (SAC) LTD., ACTING IN RESPECT OF ITS

SEGREGATED ACCOUNT T104 – SLIDE REINSURANCE

(the “Reinsurer”)

PREAMBLE

A.

For purposes of sending and receiving notices and payments required by this Contract, Slide Insurance Company (“Slide Insurance”) shall be the distributor or recipient, as the case may. In no event, however, will Slide Insurance be deemed the agent of any member company.

B.	While having no effect on the settlements or liabilities of the parties to this Contract, it is established that:

1.

if a Loss Occurrence covered under this Contract involves multiple member companies, Slide Insurance will allocate the Reinsurer’s limit of liability for the Loss Occurrence to each member company involved, proportionately, based on the percentage which the affected member company’s loss bears to the total of all losses contributing to that Loss Occurrence; and

2.

with respect to reinsurance premiums due the Reinsurer hereunder, each member company shall be responsible for its proportionate share of the reinsurance premium. The deposit premium, minimum premium, and final reinsurance premium, as determined under the terms of this Contract, shall be apportioned to each member company by Slide Insurance in the same proportion that each member company’s exposure bears to the total subject exposure.

Records of these allocations shall be maintained within Slide Insurance in sufficient detail to identify both the Reinsurer’s loss obligations allocated to each member company and each member company’s share of premium allocation.

4 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Property, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained. Further, there will be no coverage under this Contract for Named Windstorms. The term “Named Windstorm” shall mean a storm and all other atmospheric perils arising out of such storm that is identified and named as a Tropical Storm or Hurricane by the NHC. The duration of such Named Windstorm shall be deemed to be:

a)	Beginning at the time a Named Windstorm warning is issued by the NHC for any part of each state in which the Company writes the business reinsured hereunder;

b)	Continuing for the time period which the Named Windstorm conditions exist anywhere in such state; and

c)	Ending 72 hours following the termination of the last Named Windstorm warning by the NHC for any part of such state.

“NHC” means the National Hurricane Center of the National Weather Service, operated by the National Oceanographic and Atmospheric Administration of the United States Government.

ARTICLE 2

RETENTION AND LIMIT

The Reinsurer shall be liable in respect of each loss, each risk, for the Ultimate Net Loss over and above an initial Ultimate Net Loss of $[***] each loss, each risk, subject to a limit of liability to the Reinsurer of $[***]each loss, each risk, and further subject to a limit of liability to the Reinsurer of $[***]each Loss Occurrence. Nevertheless, the Reinsurer’s liability for all losses, all risks, all Loss Occurrences during the term of this Contract shall not exceed $[***].

5 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 3

TERM

A.

This Contract shall take effect at 12:01 a.m., Standard Time, June 1, 2024, and shall remain in effect until 12:01 a.m., Standard Time, June 1, 2025, applying to losses occurring during the term of this Contract. “Standard Time” shall mean the time as described in the original Policy.

B.	The Reinsurer shall have no liability for losses occurring after expiration of this Contract.

ARTICLE 4

SPECIAL TERMINATION

A.	The Company may terminate the Reinsurer’s percentage share in this Contract at any time by giving written notice to the Reinsurer in the event of any of the following circumstances:

1.	The Reinsurer ceases underwriting operations.

2.	A state insurance department or other legal authority orders the Reinsurer to cease writing business, or the Reinsurer is placed under regulatory supervision.

3.

The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

5.	The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations at the inception of this Contract.

6.	The Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Reinsurer’s holding company group.

8.

The Reinsurer has transferred or delegated its claims-paying authority, as respects business subject to this Contract, to an unaffiliated entity; however, agreement by a Lloyd’s syndicate to follow claim settlement procedures under the Lloyd’s Claims Scheme (Combined) shall not constitute a transfer or delegation of its claims-paying authority for purposes of this subparagraph.

9.

The Reinsurer engages in the process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time.

6 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

10.	The Reinsurer in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

11.

The Reinsurer has failed to post or maintain required collateral to secure its obligations as required under this Contract, and has not cured such deficiency within 30 days following written notice thereof from the Company.

12.

There is a severance or obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the country in which the Company is incorporated and the country in which the Reinsurer is incorporated or has its principal office, as a result of war, currency regulation, or any circumstance arising out of political, financial or economic emergency.

13.

The Reinsurer resides or is incorporated in countries where any regulation, whether by decree or otherwise, be enforced by the government which shall restrict or prohibit its performance of any or all of its obligations under this Contract or any contract in consideration of which this Contract has been completed.

B.

Termination shall be effected on a cut-off basis and the Reinsurer shall have no liability for Loss Occurrences commencing after the date of termination. The reinsurance premium due the Reinsurer hereunder (including any minimum reinsurance premium) shall be prorated based on the period of the Reinsurer’s participation hereon, and the Reinsurer shall immediately return any excess reinsurance premium received. Reinstatement premium, if any, shall be calculated based on the Reinsurer’s reinsurance premium earned during the period of the Reinsurer’s participation hereon.

C.

Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Reinsurer’s participation under this Contract.

D.	The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.

7 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 5

RUN-OFF REINSURERS

A.	“Run-off Reinsurer” means any Reinsurer that:

1.	has been ordered by a state insurance department or other legal authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or

2.	has ceased reinsurance underwriting operations; or

3.	has transferred its claims-paying authority to an unaffiliated entity; or

4.

engages in a process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time; or

5.	in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.

Notwithstanding the foregoing, agreement by a Lloyd’s syndicate to follow claim settlements procedures under Lloyd’s Claims Scheme (Combined) shall not constitute a transfer of its claims-paying authority, for purposes of subparagraphs (3) and (5) of this paragraph.

B.

Notwithstanding any other provision of this Contract, in the event that a Reinsurer becomes a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s participation hereunder:

1.	If the Run-off Reinsurer does not pay a claim or raise a query concerning the claim within 30 days of billing, it shall be estopped from denying such claim and must pay immediately.

2.

If payment of any claim has been received from Reinsurers constituting at least 70% of the interests and liabilities of all Reinsurers that participated on this Contract and are active as of the due date; it being understood that said date shall not be later than 90 days from the date of transmittal by the Intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.

8 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

3.

The Run-off Reinsurer’s liability for losses for Policies covered by this Contract shall be commuted. In the event the Company and the Run-off Reinsurer cannot agree on the commutation amount of the Run-off Reinsurer’s liability under such Policies, they shall appoint an actuary and/or appraiser to assess such liability and shall share equally any expense of the actuary and/or appraiser. If the Company and the Run-off Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Run-off Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Run-off Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties under this Contract.

4.

The Run-off Reinsurer shall have no right of access to the Records of the Company if the Run-off Reinsurer has denied payment of any claim hereunder or there is a pending arbitration between the Company and the Run-off Reinsurer regarding any claim hereunder. A reservation of rights shall be considered a denial of a claim.

5.

The Run-off Reinsurer shall be precluded from asserting that a claim otherwise payable hereunder is Loss in Excess of Policy Limits and/or Extra Contractual Obligations, if no active Reinsurer has not made such assertion.

6.

The Run-off Reinsurer shall immediately provide funding of the Run-off Reinsurer’s share of 100% of liabilities (the “Reinsurer’s Obligations”) as defined in the Unauthorized Reinsurance Article. This subparagraph does not apply to any Run-off Reinsurer to the extent that the Run-off Reinsurer provides funding under the Unauthorized Reinsurance Article or maintains a trust fund, approved by the regulatory authorities having jurisdiction over the Company’s credit for reinsurance, for the payment of claims of the Run-off Reinsurer’s U.S. ceding insurers.

7.

In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $500,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the Arbitration Article, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:

a.

The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after the receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the ARIAS U.S. Streamlined Rules for Small Claims Disputes, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 calendar days of being chosen.

9 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

b.

Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.

C.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE 6

TERRITORY

The territorial limits of this Contract shall be identical with those of the Company’s Policies.

ARTICLE 7

EXCLUSIONS

A.	This Contract shall not apply to and specifically excludes:

1.

Liability assumed by the Company under any form of treaty reinsurance; however, all excess of loss reinsurance, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or Policies written by another carrier at the Company’s request and reinsured 100% by the Company shall not be excluded hereunder.

2.

All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

3.

Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.

4.	Financial guarantee and insolvency.

5.	Losses excluded by the Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A., attached to and forming part of this Contract.

10 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

6.	Loss or liability excluded by the Pools, Associations & Syndicates Exclusion Clause (Catastrophe), attached to and forming part of this Contract.

7.	Flood, when written as such.

8.	Earthquake, when written as such.

9.	Loss as excluded under the Terrorism Exclusion (Property Treaty Reinsurance) NMA2930C, attached to and forming part of this Contract.

10.	All assessments from Citizens Property Insurance Corporation or the Florida Hurricane Catastrophe Fund (hereinafter “FHCF”).

11.	Loss as excluded under the Limited Communicable Disease Exclusion No. 2 (Property Treaty Reinsurance) LMA5503, attached to and forming part of this Contract.

B.

However, should any arbitration panel or any judicial, regulatory, or legislative entity having legal jurisdiction invalidate any exclusion in the Company’s Policy or the underlying Policy on which the Company’s Policy follows form, any amount of loss for which the Company is liable because of such invalidation shall not be excluded hereunder.

C.

The exclusions enumerated above shall not apply when they are merely Incidental to the main operations of the insured, provided such main operations are covered by the Company and are not themselves excluded from the scope of this Contract. The Company shall determine what is “Incidental.”

D.

Should the Company, by reason of an inadvertent act, error, or omission, be bound to afford coverage excluded hereunder or should an existing insured extend its operations to include coverage excluded hereunder, the Reinsurer shall waive the exclusion(s). The duration of said waiver shall not extend beyond the time that notice of such coverage has been received by the responsible underwriting authority of the Company plus the minimum time period required thereafter for the Company to terminate such coverage.

ARTICLE 8

SPECIAL ACCEPTANCE

From time to time the Company may request a special acceptance of reinsurance falling outside the scope of the provisions of this Contract. Within three days of receipt of such a request, each Reinsurer shall accept such request, ask for additional information, or reject the request. Any reinsurance that is specially accepted by the Reinsurer shall be covered under this Contract and shall be subject to the terms hereof, except as such terms shall be modified by the special acceptance. If a Reinsurer fails to respond to a special acceptance request within three days, the Reinsurer shall be deemed to have agreed to the special acceptance.

11 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 9

PREMIUM

A.

The premium to be paid to the Reinsurer shall be equal to [***]% per $1,000 of the Company’s Average Total Insured Value (TIV) with respect to the business covered hereunder, subject to a minimum premium and deposit premium of $[***] payable on June 1, 2024.

B.	Average TIV shall mean the average of the Company’s TIV at June 1, 2024, September 1, 2024, December 1, 2024, March 1, 2025 and June 1, 2025.

C.

Within 25 days after the expiration of this Contract, the Company shall furnish to the Reinsurer a statement of the Average TIV Premium Income for the term of this Contract and calculate a premium in accordance with paragraph A of this Article. If the premium due the Reinsurer is greater than the deposit premium paid, an additional premium shall be due and payable for the amount in excess of the deposit. If the premium due the Reinsurer is less than the deposit premium paid, the Reinsurer shall refund the excess premium paid, subject to the minimum premium specified in paragraph A above.

D.	The Company shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements.

ARTICLE 10

DEFINITIONS

A.	The Company shall be the sole judge of what constitutes “one risk” for purposes of this Contract.

B. 1.

“Ultimate Net Loss” means the actual loss paid by the Company or which the Company becomes liable to pay, such loss to include 90% of any Extra Contractual Obligation and 90% of any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article, and declaratory judgement expense where there is no loss other than declaratory judgement expense arising out of the claim, but excluding Loss Adjustment Expense, which shall be handled in accordance with subparagraph (6) below.

2.

Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.

All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

12 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

4.

The Company shall be deemed to be “liable to pay” a loss when a judgment has been rendered that the Company does not plan to appeal, and/or the Company has obtained a release, and/or the Company has accepted a proof of loss and/or the Company has made a commitment to pay, and/or the Company has scheduled the payment of the loss.

5.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

6.

The Reinsurer shall pay to the Company the Reinsurer’s proportion of Loss Adjustment Expense in the ratio that the Reinsurer’s loss payment bears to the total Ultimate Net Loss. However, expense incurred in obtaining salvages or recoveries, or in the reduction or reversal of any award or judgment, shall be apportioned between the Company and the Reinsurer in the proportion that each benefits from such salvage, recovery, reduction, or reversal. Expenses incurred up to the time of the original loss settlement, verdict, judgment or award shall be shared in proportion to what would have been each party’s share. Such payment shall be in addition to the limits stated in the Retention and Limit Article.

C.

“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:

1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.

a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract;

8.	expenses of the Company officials incurred in connection with losses covered by this Contract;

9.	advertising or other extraordinary communication expenses incurred as a result of a covered Loss Occurrence;

13 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

10.	extraordinary expenses arising out of a covered loss occurrence, whether or not they are allocable to a specific claim; and

11.	subrogation, salvage and recovery expenses.

“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees and officials except as provided in subparagraphs (7) and (8) above, and office and other overhead expenses.

D.	1.	“Loss Occurrence” means the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event.

ARTICLE 11

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.

This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit or failure by the Company to settle within a timely manner or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.

This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or failure by the Company to settle within a timely manner or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.

An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.

For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

14 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

F.

However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 12

NET RETAINED LIABILITY

A.	This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.

The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 13

OTHER REINSURANCE

A.	The Company shall be permitted to carry other reinsurance, recoveries under which shall inure to the benefit of this Contract.

B.

The Company shall be permitted to carry underlying reinsurance, recoveries under which shall inure solely to the benefit of the Company and be entirely disregarded in applying all of the provisions of this Contract.

ARTICLE 14

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

15 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 15

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 16

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.

The Company shall advise the Reinsurer promptly of all losses that, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto that may materially affect the position of the Reinsurer.

B.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.

C.

As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement immediately upon receipt of proof of loss, or other evidence of loss the Company has paid or become liable to pay.

ARTICLE 17

OFFSET

Each party hereto shall have and may exercise at any time and from time to time, the right to offset any and all balances due from a party to the other arising under this Contract. In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

ARTICLE 18

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

B.

For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

16 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 19

TAXES

A.

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B. 1.

Each Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.

2.

In the event of any return of premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 20

ACCESS TO RECORDS

A.

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving 30 days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

B.

Prior to the access and review by the Reinsurer of certain books and records, the Company may redact names and any other information the Company, in its sole judgment, considers proprietary and any information the Company is required by law or regulation to redact.

C.

Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents. However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents. In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.

17 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

D.	For purposes of this Article:

1.	“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.

2.

“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.

3.

“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.

ARTICLE 21

CONFIDENTIALITY

A.

The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires as respects business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

18 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business; or

4.	when required by attorneys or arbitrators in connection with an actual or potential dispute hereunder;

provided any party receiving such Confidential Information under subparagraphs B(1), B(3) and B(4) herein is advised by the Reinsurer of the confidential nature of the information and agrees to abide by the restrictions set forth in this Contract. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.

Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 22

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company, subject to the terms and conditions of this Contract, as to the obligation(s) and liability(ies) of the Company under any Policy.

C.

Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

19 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 23

INSOLVENCY

A.

If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

B.

In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.

Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

D.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then,

20 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 24

ARBITRATION

A.

Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.

One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.

If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.

The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in Tampa, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.

The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

21 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

G.

Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 25

SERVICE OF SUIT

A.

This Article applies only to those Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.

This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

C.

In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.

Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

22 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 26

SANCTION LIMITATION AND EXCLUSION CLAUSE

No Reinsurer shall be deemed to provide cover and no Reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that Reinsurer to any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulations of the European Union, United Kingdom or United States of America.

ARTICLE 27

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules with the exception of any matters related to Article 31 – Limited Recourse and Bermuda Regulation – of the Contract, which shall be governed by the laws of Bermuda. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 28

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 29

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

23 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE 30

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.

electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.

The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 31

LIMITED RECOURSE AND BERUMDA REGULATIONS

A.

Segregated Account: This Contract is entered into by White Rock Insurance (SAC) Ltd. (“White Rock”) acting in respect of its segregated account T104, (the “Segregated Account”) for the purposes of section 11(3) of the Segregated Accounts Companies Act 2000 of Bermuda (the “SAC Act”). Each party acknowledges that White Rock is a segregated accounts company under the SAC Act and agrees that its rights and obligations under this Contract are subject to the provisions of the SAC Act.

B.

Limited Recourse and No Further Action: Except as expressly provided in this Contract and in accordance with the provisions of sections 11(4) and 17(5) of the SAC Act, the parties agree that their right to claim or proceed against the Segregated Account of White Rock in respect of this Contract is confined to the assets linked to such Segregated Account and, where a claim, liability or obligation of the Subscribing Reinsurer arises from or in connection with this Contract , recourse shall be limited to the assets linked to such Segregated Account as evidenced in the books and records of White Rock.

No such claim, liability or obligation shall extend, and no party shall have recourse, to any asset of White Rock linked to any other segregated account established by White Rock pursuant to the SAC Act or to the general account (as defined in the SAC Act) of White Rock or otherwise. In addition, no asset shall be transferred at any time from the general account of White Rock to any segregated account in connection with satisfying any such claim, liability or obligation unless otherwise expressly agreed in writing by the parties hereto in accordance with the requirements of the SAC Act. If the assets linked to the Segregated Account are insufficient to meet the obligations of the Subscribing Reinsurer under this Contract, the Subscribing Reinsurer’s obligations shall be limited to such assets and the parties shall not be entitled to take any further steps against Subscribing Reinsurer to recover any further sum and no debt shall be owed to the parties by Subscribing Reinsurer or White Rock.

24 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

C.

Governing Law: The effect of this Limited Recourse and Bermuda Regulations Article and the rights and obligations of any party pursuant to this Limited Recourse and Bermuda Regulations Article shall be governed by the laws of Bermuda with reference to the SAC Act and, for such purpose only, the parties hereto irrevocably submit to the jurisdiction of the Supreme Court of Bermuda. Except as otherwise defined herein or unless the context otherwise requires, terms and expressions defined in this Limited Recourse and Bermuda Regulations Article have the same meanings given to them in the SAC Act.

D.

Arbitration: Where this Contract provides for any matter to be referred to an arbitrator, in all such cases (i) the arbitrator shall respect the Limited Recourse and No Further Action provisions provided in paragraph B above, (ii) the arbitrator shall follow and be bound by the SAC Act, and (iii) any award by the arbitrator shall be subject to the SAC Act. For the avoidance of doubt, the arbitrator shall not have the power to make an award that is inconsistent with the Limited Recourse and No Further Action provisions and/or the SAC Act.

E.

Conflict: Each party agrees that, if there is an inconsistency between the provisions of this Limited Recourse and Bermuda Regulations Article and any other provisions of this Contract, this Article shall prevail.

ARTICLE 32

OBLIGATIONS AND COLLATERAL RELEASE

A.

The Reinsurer will establish a trust fund (“Trust Fund”) for its Obligations (as defined herein) hereunder, pursuant to that certain Trust Agreement by and between the Reinsurer, the Company, and Regions Bank (the “Trust Agreement”). The Trust Fund shall be funded pursuant to the provisions hereof. Collateral deposited in the Trust Fund may be withdrawn on the terms set forth herein and in the Trust Agreement. The Trust Agreement shall be at all times in compliance with the relevant provisions of the Insurance Code of the Company’s state of domicile and the administrative regulations adopted by that state’s insurance department, in order for the Company to receive full statutory financial statement credit for reinsurance provided under this Contract. Collateral deposited in the Trust Fund may be withdrawn at any time, notwithstanding the other provisions of this Contract, and utilized and applied by the Company or any successor, by operation of law, of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency on the part of the Company or the Reinsurer, for the following purposes:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

25 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

2.	to make refund of any sum that is in excess of 102% of the amount required to pay the Reinsurer’s Obligations under this Contract;

3.

to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest-bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

B.

The term “Obligations” shall mean during the term of the Contract, 100% of the limit of the Reinsurer’s liability (being $[***]) hereunder less any unpaid premium (net of brokerage and Federal Excise Tax as applicable) and aggregate amounts previously paid by the Reinsurer in respect of claims under this Contract. Upon expiration of the Contract, the term “Obligations” shall mean the amount as determined in accordance with paragraph D below.

C.

If, at expiration of this Contract, the Company, in its commercially reasonable judgment, believes that no claims will impact this Contract, the Company will so notify the Reinsurer and shall fully and finally release from the Trust Fund all collateral contained therein.

D.

If, at the expiration of this Contract, the Company, in its commercially reasonable judgment, believes that a loss or losses have occurred that may result in a claim hereunder, the Reinsurer’s Obligations shall be determined as follows, unless otherwise mutually agreed:

1.	The Company shall determine the sum of the following, as respects the Ultimate Net Loss for each such loss, as of the Contract expiration date:

a.	losses and Loss Adjustment Expense paid by the Company;

b.	reserves for losses reported and outstanding;

c.	reserves for losses incurred but not reported;

d.	reserves for Loss Adjustment Expense.

2.

The amount as determined in the foregoing subparagraph, measured as of the applicable determination date (as specified in paragraph E below), multiplied by the appropriate buffer loss factor from the table below, based upon the number of months, which have elapsed since the loss, as follows:

26 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Buffer Loss Factor Table
Number of Calendar Months Since Start of Date of Loss
0 to 6	150%
>6 to 9	125%
>9 to 12	110%
>12 to 15	105%
>15 to 18	100%
Thereafter	100%

As of 67 months after expiration of this Contract (the “Reporting Period”), the amount determined in subparagraphs 1 and 2 above for such date shall be considered the definitive Ultimate Net Loss for each such loss for which the Company and the Reinsurer agree to commute this Contract with final settlement on that basis.

3.

The Reinsurer’s Obligations hereunder for each loss as of any determination date shall be the amount determined in accordance with subparagraphs 1 and 2 above, after application of the Company’s retention and the Reinsurer’s limit under this Contract, and deduction of amounts paid by the Reinsurer for that loss.

E.

The procedure for determining the amount of collateral required to fund the Reinsurer’s Obligations as set forth in paragraph D above, shall be followed each and every time, if in the opinion of the Company, there are materially new estimates regarding its losses, and each quarter-end, until all the Reinsurer’s Obligations have been extinguished or the Reporting Period is over, whichever is earlier. The information to be used for the determinations of the Reinsurer’s Obligations shall be as reflected on the Company’s official books and records. Furthermore, if so, requested by the Reinsurer, the Company shall provide the information listed in paragraph D above, and accompanied by a written explanation of its estimates within seven Business Days of such request.

F.

The Company agrees to release from the Trust Fund all collateral in excess of 102% of the amount required to pay the Reinsurer’s Obligations for its share of actual and possible claims, as determined in accordance with paragraph D above within 10 Business Days of the date of such determination. “Business Day” shall be defined as a day (other than a Saturday or a Sunday) on which banks are open for commercial business in Hamilton, Bermuda, and in New York, New York, U.S.A.

G.

Once the collateral held in the Trust Fund has been released in accordance with this Article, the Company shall have no recourse to such Assets. The Reinsurer’s maximum limit of liability hereunder at any time will be equal to the amount then retained in the Trust Fund.

H.

At the end of the Reporting Period, this Contract will be commuted based on the Reinsurer’s Obligations at that point. The Company agrees to terminate the Trust Account, and all remaining collateral will be released to the Company and/or the Reinsurer, as applicable, and both parties shall be released from any further obligations under this Contract.

27 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s), this 13 day of August, in the year of 2024.

SLIDE INSURANCE COMPANY

SLIDE SPECIALTY INSURANCE COMPANY

including any and/or all companies that are or may hereafter become affiliated therewith

/s/ Rich Hanson     Chief Financial Officer

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

28 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

and on this 21 day of August, in the year 2024.

WHITE ROCK INSURANCE (SAC) LTD. ACTING IN RESPECT FOR ITS

SEGREGATED ACCOUNT T104 SLIDE (FOR AND ON BEHALF OF THE

“REINSURER”)

/s/ William Luu     /s/ Seadna Kirwan

SLIDE INSURANCE COMPANY

SLIDE SPECIALTY INSURANCE COMPANY

PROPERTY PER RISK EXCESS OF LOSS REINSURANCE CONTRACT

29 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.

1.

This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2.

Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.	Nuclear reactor power plants including all auxiliary property on the site, or

II.	Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.

Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or

IV.	Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3.

Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)	where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

(b)

where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

4.

Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

30 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

5.	It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

6.	The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.	Reassured to be sole judge of what constitutes:

(a)	substantial quantities, and

(b)	the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)

all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

(b)

with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57

NMA 1119

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

31 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

POOLS, ASSOCIATIONS & SYNDICATES EXCLUSION CLAUSE (CATASTROPHE)

It is hereby understood and agreed that:

A.	This Contract excludes loss or liability arising from:

1.	Business derived directly or indirectly from any pool, association, or syndicate which maintains its own reinsurance facilities. This subparagraph 1 shall not apply with respect to:

a.

Residual market mechanisms created by statute. This Contract shall not extend, however, to afford coverage for liability arising from the inability of any other participant or member in the residual market mechanism to meet its obligations, nor shall this Contract extend to afford coverage for liability arising from any claim against the residual market mechanism brought by or on behalf of any insolvency fund (as defined in the Insolvency Fund Exclusion Clause incorporated in this Contract). For the purposes of this Clause, the California Earthquake Authority shall be deemed to be a “residual market mechanism.”

b.	Inter-agency or inter-government joint underwriting or risk purchasing associations (however styled) created by or permitted by statute or regulation.

2.

Those perils insured by the Company that the Company knows, at the time the risk is bound, to be insured by or in excess of amounts insured or reinsured by any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks. This subparagraph 2 shall not apply:

a.	If the total insured value over all interests of the risk is less than $[***].

b.	To interests traditionally underwritten as Inland Marine or Stock or Contents written on a blanket basis.

c.

To Contingent Business Interruption liability, except when it is known to the Company, at the time the risk is bound, that the key location is insured by or through any pool, association or syndicate formed for the purpose of insuring oil, gas, or petro-chemical plants; oil or gas drilling rigs; and/or aviation risks; unless the total insured value over all interests of the risk is less than $[***].

B.

With respect to loss or liability arising from the Company’s participation or membership in any residual market mechanism created by statute, the Company may include in its ultimate net loss only amounts for which the Company is assessed as a direct consequence of a covered loss occurrence, subject to the following provisions:

1.	Recovery is limited to perils otherwise protected hereunder.

32 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

2.

In the event the terms of the Company’s participation or membership in any such residual market mechanism permit the Company to recoup any such direct assessment attributed to a loss occurrence by way of a specific policy premium surcharge or similar levy on policyholders, the amount received by the Company as a result of such premium surcharge or levy shall reduce the Company’s ultimate net loss for such loss occurrence.

3.

The result of any rate increase filing permitted by the terms of the Company’s participation or membership in any such residual market mechanism following any assessment shall have no effect on the Company’s ultimate net loss for any covered loss occurrence.

4.

The result of any premium tax credit filing permitted by the terms of the Company’s participation or membership in any such residual market mechanism following any assessment shall reduce the Company’s ultimate net loss for any covered loss occurrence.

5.

The Company may not include in its ultimate net loss any amount resulting from an assessment that, pursuant to the terms of the Company’s participation or membership in the residual market mechanism, the Company is required to pay only after such assessment is collected from the policyholder.

6.

The ultimate net loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of a residual market mechanism nor any fines or penalties imposed on the Company for late payment.

7.

If, however, a residual market mechanism only provides for assessment based on an aggregate of losses in any one contract or plan year of said mechanism, then the amount of that assessment to be included in the ultimate net loss for any one loss occurrence shall be determined by multiplying the Company’s share of the aggregate assessment by a factor derived by dividing the Company’s ultimate net loss (net of the assessment) with respect to the loss occurrence by the total of all of its ultimate net losses (net of assessments) from all loss occurrences included by the mechanism in determining the assessment.

8/1/2012

33 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

TERRORISM EXCLUSION

(Property Treaty Reinsurance)

Notwithstanding any provision to the contrary within this reinsurance agreement or any endorsement thereto, it is agreed that this reinsurance agreement excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any act of terrorism, as defined herein, regardless of any other cause or event contributing concurrently or in any other sequence to the loss.

An act of terrorism includes any act, or preparation in respect of action, or threat of action designed to influence the government de jure or de facto of any nation or any political division thereof, or in pursuit of political, religious, ideological, or similar purposes to intimidate the public or a section of the public of any nation by any person or group(s) of persons whether acting alone or on behalf of or in connection with any organisation(s) or government(s) de jure or de facto, and which:

(i)	involves violence against one or more persons; or

(ii)	involves damage to property; or

(iii)	endangers life other than that of the person committing the action; or

(iv)	creates a risk to health or safety of the public or a section of the public; or

(v)	is designed to interfere with or to disrupt an electronic system.

This reinsurance agreement also excludes loss, damage, cost, or expense directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with any action in controlling, preventing, suppressing, retaliating against, or responding to any act of terrorism.

Notwithstanding the above and subject otherwise to the terms, conditions, and limitations of this reinsurance agreement, in respect only of personal lines this reinsurance agreement will pay actual loss or damage (but not related cost or expense) caused by any act of terrorism provided such act is not directly or indirectly caused by, contributed to by, resulting from, or arising out of or in connection with biological, chemical, radioactive, or nuclear pollution or contamination or explosion.

22/11/02

NMA2930C

34 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

LIMITED COMMUNICABLE DISEASE EXCLUSION NO. 2

(PROPERTY TREATY REINSURANCE)

1.

Notwithstanding any provision to the contrary within this reinsurance agreement, this reinsurance agreement excludes any loss, damage, liability, claim, cost or expense of whatsoever nature, directly or indirectly caused by, contributed to by, resulting from, arising out of, or in connection with a Communicable Disease or the fear or threat (whether actual or perceived) of a Communicable Disease regardless of any other cause or event contributing concurrently or in any other sequence thereto.

2.

Subject to the other terms, conditions and exclusions contained in this reinsurance agreement, this reinsurance agreement will cover physical damage to property insured under the original policies and any Time Element Loss directly resulting therefrom where such physical damage is directly caused by or arising from any of the following perils: fire, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, rainstorm, hail, tornado, cyclone, typhoon, hurricane, earthquake, seaquake, seismic and/or volcanic disturbance/eruption, tsunami, flood, freeze, ice storm, weight of snow or ice, avalanche, meteor/asteroid impact, landslip, landslide, mudslide, bush fire, forest fire, riot, riot attending a strike, civil commotion, vandalism and malicious mischief.

Definitions

3.	Communicable Disease means any disease which can be transmitted by means of any substance or agent from any organism to another organism where:

3.1	the substance or agent includes, but is not limited to, a virus, bacterium, parasite or other organism or any variation thereof, whether deemed living or not, and

3.2

the method of transmission, whether direct or indirect, includes but is not limited to, airborne transmission, bodily fluid transmission, transmission from or to any surface or object, solid, liquid or gas or between organisms, and

3.3

the disease, substance or agent can cause or threaten damage to human health or human welfare or can cause or threaten damage to, deterioration of, loss of value of, marketability of or loss of use of property.

4.	Time Element Loss means business interruption, contingent business interruption or any other consequential losses.

LMA5503

15 May 2020

35 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

TRUST AGREEMENT REQUIREMENTS CLAUSE

A.

Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.	Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;

2.

Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;

4.	Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and

5.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.

B.

If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:

1.

Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.

2.	Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

36 of 37

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

3.

Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.	Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.

C.

If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

37 of 37